U.S. SECURITIES & EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       June 7, 1996




                         AQUAGENIX, INC.

      (Exact name of registrant as specified in its charter)


Delaware                             0-24490                    65-0419263

(State or other jurisdiction of  (Commission File Number)   (I.R.S.Employer
incorporation)                                            Identification No.)

6500 Northwest 15th Avenue, Fort Lauderdale, Florida            33309
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code             (954) 975-7771



                         Not Applicable

 (Former name or former address, if changed since last report)





ITEM 2.   Acquisition of Assets

       On June 7, 1996, Aquagenix, Inc. (the "Company") acquired 100% of the voting common stock of Aquatic and Right of Way Control, Inc. ("ARC") pursuant to the terms of a Stock Purchase Agreement, dated as of June 7, 1996 (the "Stock Purchase Agreement"), by and among the Company, ARC and Ray Spirnock and Shirley Spirnock, the shareholders of ARC. The aggregate purchase price was $1,500,000, of which $1,350,000 was paid by the issuance of 270,000 shares of the Company's common stock to the former shareholders of ARC and $150,000 was paid in cash. The cash portion was funded out of cash flows from operations. The assets being acquired from ARC comprise mainly recurring service contracts, accounts receivable and industrial vegetation management equipment.

       Based on the audited accounts for the year ended December 31, 1995, ARC had total revenues and net income of approximately $1,100,000 and $134,000, respectively. As at December 31, 1995, ARC had a net worth of approximately $152,000. Revenues to be generated for the year ending December 31, 1996 as a result of the ARC acquisition are expected to be approximately $1,500,000. The ARC acquisition will be accounted for by the pooling of interests method, whereby the common stock issued as consideration will be recorded in an amount equal to the net book value of the acquired assets and liabilities of ARC; thus no goodwill will be recorded.

       In connection with the acquisition, the Company has entered into a two-year employment agreement with Ray Spirnock.

       ARC was a leading provider of industrial vegetation and utility right of way management services in Florida, Georgia and Alabama. These services include the control of noxious weeds in the right of way areas adjacent to distribution and transmission power lines. The Company intends to continue the existing business and to further develop the industrial vegetation and utility right of way management services conducted by ARC.

ITEM 7. Financial Statements and Pro Forma Financial Statements and Exhibits

       (a)     Financial Statements of Business Acquired

          It is currently impracticable to provide the financial information required pursuant to Item 310 of Regulation S-B. This Report will be amended within 60 days of the date this Report is filed to include such financial information.


       (b) Pro Forma Condensed Consolidated Financial Statements (Unaudited) of Aquagenix, Inc.

          It is currently impracticable to provide the pro forma financial information required pursuant to Item 310(d) of Regulation S-B. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.

       (c)     Exhibit

               10.81 Stock Purchase Agreement, dated as of June 7, 1996, by and among the Company, ARC and Ray Spirnock and Shirley Spirnock, the shareholders of ARC.



                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        AQUAGENIX, INC.


Date: June 19, 1996                     By: /s/ Helen Chia
                                            Helen Chia,
                                            Chief Financial Officer